Ex. 99.(g)



                   Form of Amendment to Custody Agreement

                             AMENDED EXHIBIT A

                                 PORTFOLIOS


         Exhibit A to the Custody Agreement dated as of March 22, 1997, between the undersigned is hereby amended, effective ______ 2001 to list the following four Portfolios:

                  -Third Avenue Small-Cap Value Fund
                  -Third Avenue Real Estate Value Fund
                  -Third Avenue Value Fund
                  -Third Avenue International Value Fund


As of   ______ 2001



                                                THIRD AVENUE TRUST



                                                By:
                                                   -------------------------
                                                Name:  Martin J. Whitman
                                                Title: Chairman


                                                CUSTODIAL TRUST COMPANY



                                                By:
                                                    -------------------------
                                                Name:  Kevin J. Darmody
                                                Name:  Senior Vice President